Exhibit 10.10

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT DATED JANUARY 31, 2020, (this "Amendment") is entered into as of this 1st day of July, 2020 (the "Effective Date"), by and among Gerber Finance Inc., a New York corporation ("Lender") EdgeBuilder, Inc., a Delaware Corporation and Glenbrook Building Supply, Inc., a Delaware corporation (individually, "Initial Borrower") and, collectively, if more than one, the "Initial Borrowers"), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a "Borrower" hereunder, herein called, individually, a "Borrower" and, collectively, the "Borrowers," and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a "Borrower" hereunder, all references herein to "Borrowers," "each Borrower," the "applicable Borrower," "such Borrower" or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrower or each one of them collectively) and Star Real Estate Holdings USA, Inc., a Delaware corporation, 300 Park Street. LLC, a Delaware limited liability company, 947 Waterford Road, LLC, a Delaware limited liability company, 56 Mechanic Falls Road, LLC, a Delaware limited liability company, ATRM Holdings, Inc., a Minnesota corporation, KBS Builders, Inc., a Delaware corporation, and Digirad Corporation, a Delaware corporation (individually or collectively, as the context may require, "Guarantor").

BACKGROUND

A.Lender and Borrowers entered into a Loan and Security Agreement dated as of January 31, 2020, and First Amendment to the Loan ad Security Agreement, dated March 5, 2020 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"), .

B.The Loans are secured by, among other things, Guarantor's guaranty by its execution of the Loan Agreement as a Corporate Credit Party ("Guaranty").

C.Pursuant to Pledge and Security Agreement dated October 4, 2016, as amended ("Pledge Agreement"), Lone Star Value Investors, L.P. had pledged $300,000 of cash collateral to secure the Obligations of KBS Builders, Inc., a Delaware corporation to Lender in Loan and Security Agreement dated February 23, 2016 as amended of which $300,000 Cash Collateral was made available to secure the Loans.

D.ATRM Holdings, Inc. has executed an Amended and Restated Subordination Agreement dated January 31, 2020 and is a Subordinated Lender as defined in the Loan Agreement.

E.Lone Star Co-Invest I, LP has executed an Amended and Restated Subordination Agreement dated January 31, 2020; Lone Star Value Management, LLC has executed an Amended and Restated Subordination Agreement dated January 31, 2020; and each is a Subordinated Lender as defined in the Loan Agreement.

F.Digirad Corporation has executed an Amended and Restated Subordination Agreement dated January 31, 2020, and amended as of June 26, 2020 and is a Subordinated Lender as defined in the Loan Agreement.

G.Star Procurement, LLC has executed an Amended and Restated Subordination Agreement dated January 31, 2020 and is a Subordinated Lender as defined in the Loan Agreement.

H.Jeffrey E. Eberwein has, as of the January 31, 2020, executed an instrument of limited Guaranty.

I.The parties wish to clarify their rights and duties to one another as set forth in the Credit Documents.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, in consideration of the Recitals above which are incorporated into and made a part of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.In the case of any ambiguity or inconsistency between the Credit Documents and this Amendment, the language and interpretation of this Amendment is to be deemed binding and paramount.
2.Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreements and Credit Documents.

3.Agreements.

a.In accordance with Section 15 of the Pledge and Security Agreement, the Pledge and Security Agreement shall terminate and Lender agrees to release its Lien on the Collateral upon the indefeasible and final payment in full of the Note Indebtedness, the Pledge and Security Agreement is hereby terminated whereby Lender acknowledges receipt of the final payment in full of the Note Indebtedness.

4.Amendments:

a.In consideration of the termination of the Pledge and Security Agreement and repayment of the Note Indebtedness in full of $300,000, and Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreements (and any exhibits thereto) are hereby amended as follows:
i.Sections 1.1 of the Loan Agreements are hereby amended by deleting in its entirety the following term:

1.“Cash Availability” means the amount of Revolving Credit Advances against Cash Collateral Lender may from time to time make available to a Borrower in the aggregate up to one hundred percent (100%) of the value of the Cash Collateral up to $300,000 provided that the Pledge and Security Agreement and Securities Account Control Agreement remain in full force and effect.

2.“Cash Collateral” means that money in the amount of not less than $300,000 deposited by Lone Star Value Investors, LP into a deposit account located at MUFG UNION BANK, N.A. pledged as Collateral to Lender pursuant to the Pledge and Security Agreement and perfected in favor of Lender by the Securities Account Control Agreement.

ii.Section 1.1 of the Loan Agreement is hereby amended by deleting and replacing in its entirety the following terms:

1.“Borrowing Base” means at any time with respect to any Borrower, an amount equal to the sum at such time of:
a.Accounts Availability; plus
b.Inventory Availability; plus
c.Bill and Hold Availability; minus
d.the Reserves, including without limitation, the amount of Letter of Credit Obligations.

2.“Cash Availability” equates to $0 given the Pledge and Security "Agreement and Securities Account Control Agreement no longer remain in full force and effect and have been terminated in accordance with their terms.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated October 4, 2016 executed by Lone Star Value Investors, LP , as amended, which in accordance with its terms has been terminated.

3.“Securities Account Control Agreement” means the Securities Account Control Agreement dated October 4, 2016 executed by MUFG Union Bank, N.A. which has been terminated via the release of all funds contained therein.

iii.Section 2.l(c) of the Loan Agreement is hereby amended by deleting and replacing in its entirety the following terms:

1.“Each Borrower acknowledges that the exercise of Lender's discretionary rights hereunder may result during the term of this Agreement in one or more increases or decreases in the advance percentages used in determining Accounts Availability, Inventory Availability, and Bill and Hold Availability, and each Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by a Borrower.”

5.Conditions of Effectiveness. This Amendment shall become effective as of the date hereof and upon satisfaction of the following conditions precedent, each in a manner and pursuant to agreement form and substances satisfactory to Lender:

a.Lender shall have received this Amendment duly executed on behalf of Borrowers;

b.Lender shall have received the Amended and Restated Subordination Agreement duly executed on behalf of Borrowers and Guarantor; and

6.Representations and Warranties. Borrowers hereby represent and warrant as follows:

a.This Amendment and the Loan Agreements, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.
c.Upon the effectiveness of this Amendment, Initial Borrowers hereby reaffirm all covenants, representations and warranties made in the Loan Agreements to the extent applicable to the Initial Borrowers and to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
d.No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.
e.Borrowers have no defense, counterclaim or offset with respect to this Amendment to the Loan Agreements.

7.Effect on the Loan Agreements.
a.Upon the effectiveness of Section 3 hereof, each reference in the Loan Agreements to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreements as amended hereby.
b.Except as specifically amended herein, the Loan Agreements, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
c.The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreements, or any other Credit Documents.

2. The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required to complete consummation of the matters covered by this Amendment including but not limited to the release of all funds subject to the Securities Account Control Agreement.

8.To the extent that any provision of this Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Amendment invalid or unenforceable. This Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

9.This Amendment may only be changed or amended by a written agreement signed by all of the parties hereto. By the execution of this Amendment, Lender is not to be deemed to consent to any future renewal or extension of the Loans. This Amendment is deemed to be part of and integrated into the Loan Agreement and Credit Documents.

10.THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BEGOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO THE CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

11.BORROWERS, GUARANTOR, EACH OF THE CREDIT PARTIES AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO TIDS AGREEMENT, THE CREDIT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. TIDS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF TIDS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

12.The parties to this Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Amendment, the enforceability and interpretation of the terms contained in this Amendment and the consummation of the transactions and matters covered by this Amendment.

13.Expenses. The Initial orrowers agree to pay or reimburse the Lender for all reasonable costs and expenses (including, without limitation, legal fees and disbursements) incurred by the Lender in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Amendment.

14.Counterparts; Signature Validity. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Delivery of a signature page to, or an executed counterpart of, this document by facsimile, email transmission of a scanned image, DocuSign, or other electronic means, shall be effective as delivery of an originally executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

LENDER:
GERBER FINANCE, INC.
By:	/s/ Howard Moore
Name: Howard Moore
Title: Vice President

BORROWER:

EDGEBUILDER, INC.

By:	/s/ Scott Jarchow
Name: Scott Jarchow
Title: General Manager

GLENBROOK BUILDING SUPPLY, INC.

By:	/s/ Scott Jarchow
Name: Scott Jarchow
Title: General Manager

CONSENTS TO SECOND AMENDMENT TO LOAN AND SECURITY
AGREEMENT

We hereby consent and agree to the attached terms of the Second Amendment to Loan and Security Agreement.

LONE STAR VALUE CO-INVEST I, LP
(as Creditor pursuant to Amended and Restated Subordination Agreement dated January 31, 2020)

/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein, CEO

LONE STAR VALUE MANAGEMENT, LLC
(as Creditor pursuant to Amended and Restated Subordination Agreement dated January 31, 2020)

By:	/s/ Jeffrey E. Eberwein
Name: Jeffrey E. Eberwein, CEO
STAR PROCUREMENT, LLC
(as Creditor pursuant to Amended and Restated Subordination Agreement dated January 31, 2020)

By:	/s/ David J. Noble
David Noble, Manager

DIGIRAD CORPORATION

By:	/s/ Matthew G. Molchan
Name: Matthew G. Molchan
Title: President and Chief Executive Officer

JEFFREY E. EBERWEIN
(as Ancillary Guarantor pursuant to Guaranty dated November 20, 2017, September 28, 2018 and
Effective Date)

/s/ Jeffery Eberwein
Jeffrey E. Eberwein